UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Encore Brands, Inc.
(Name of small business issuer in its charter)

Nevada	5182	26-3597500
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

502 East John Street Carson City, NV 89706 949 680-9660
(Address and telephone number of registrant’s principal executive offices)

Copies to:

Novi & Wilkin Attorneys At Law 1325 Airmotive Way, Ste 140 Reno, NV 89502 775-232-1950 775-201-8331 fax

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if smaller reporting company)

 EXTENSION OF OFFERING PERIOD

On October 6th, 2009, Encore Brands , Inc. (the “Registrant”) filed a registration statement on Form S-1 (File No. 333-156612), as subsequently amended (the “Registration Statement”), to register  20,619,033 shares of the Registrant’s common stock (“Common Stock”) having an aggregate initial offering price not to exceed $ 9,278,565. The Registration Statement was declared effective on October 6th 2009.

In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, this Post-Effective Amendment No.1 hereby amends the Registration Statement to extend the offering period an additional 180 days from the effective date of this  Post-Effective  Amendment pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carson City, State of Nevada on April 1st, 2010.

Encore Brands, Inc

By:  /s/ Gareth West
President, Treasurer, and Director, Chief Executive Officer, Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on April 1st, 2010.

Signature	Title

/s/ Gareth West
Gareth West	President, Treasurer, Director, CEO, CFO Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Eric Barlund	Director
Eric Barlund

/s/ Murray Williams	Director
Murray Williams